SECOND AMENDMENT

         This Second Amendment to the Employment Agreement between MEDIQ Incorporated (the "Company") and Michael F. Sandler (the "Executive"), dated as of June 26, 1995, as previously amended by an Amendment dated as of April 30, 1997 (the "Employment Agreement"), is made by and between the Company and the Executive as of September 30, 1997.


         For good and valuable mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Notwithstanding the provisions contained in paragraph 4.4(a)(ii) of the Employment Agreement, the severance payments due to Executive pursuant to said paragraph 4.4(a)(ii) of the Employment Agreement shall be paid ratably by the Company to the Executive, without discount, at the same intervals as the Company's normal payroll payments are made, throughout the fiscal year commencing October 1, 1997 and ending September 30, 1998.


         2. Notwithstanding the provisions contained in paragraph 4.4(a)(ii) of the Employment Agreement, payment for all accrued vacation pay owed to Executive shall be made by Company to Executive on the first payroll payment date in January 1998.

         3. Except as expressly modified herein, all other terms and conditions set forth in the Employment Agreement shall remain in full force and effect.

         4. This Second Amendment has been duly authorized, executed and delivered by each of the parties hereto in accordance with section 6.6 of the Employment Agreement.


                                        MEDIQ Incorporated


                                        By: /s/ Thomas E. Carroll
                                            ------------------------------
                                            Thomas E. Carroll, President

                                            /s/ Michael F. Sandler
                                            -------------------------------
                                            Michael F. Sandler